Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Winn-Dixie Stores, Inc.:

We consent to the use of our reports dated August 24, 2009, with respect to the consolidated balance sheets of Winn-Dixie Stores, Inc. and subsidiaries (the Company) as of June 24, 2009 and June 25, 2008, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the years ended June 24, 2009 and June 25, 2008, the 32 weeks ended June 27, 2007 (Successor Company), the 20 weeks ended November 15, 2006 (Predecessor Company), the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 24, 2009, incorporated herein by reference in this Registration Statement on Form S-8 of Winn-Dixie Stores, Inc.

Our report on the consolidated financial statements dated August 24, 2009 contains explanatory paragraphs that state: 1) The Predecessor Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on February 21, 2005. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on November 21, 2006. In connection with its emergence from bankruptcy, the Successor Company Winn-Dixie Stores, Inc. adopted fresh-start reporting in conformity with AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” effective as of November 15, 2006; 2) In connection with the application of fresh-start reporting, the Successor Company early adopted the provisions of the Financial Accounting Standards Board Interpretation No. 48, “Accounting for Income Tax Uncertainties”; and 3) In connection with the application of fresh-start reporting, the Successor Company early adopted the provisions of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”.

Jacksonville, Florida
November 4, 2009
Certified Public Accountants